                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                ---------------

                                   FORM 8-K/A
                                AMENDMENT NO. 2

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934







Date of report (Date of earliest event reported): July 11 (April 25, 1997)


                         TRIATHLON BROADCASTING COMPANY
------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)



          Delaware                     0-26530                33-0668235
 ---------------------------    --------------------      -------------------
(State or Other Jurisdiction    (Commission File No.)        (IRS Employer
      of Incorporation)                                   Identification No.)



Symphony Towers, 750 B Street, Suite 1920, San Diego, CA               92101
------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (619) 239-4242
                                                   ---------------------------


                                      N/A
------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The audited combined financial statements for the radio stations acquired from Southern Skies and Arkansas Skies for the years ended
December 31, 1995 and 1994 are set forth in the Prospectus dated March 4, 1996, contained in the Registration Statement filed by the Company with the Securities and Exchange Commission (File No. 333-1186), which is incorporated herein by reference.

     The audited combined financial statements for the radio stations serving the Little Rock, Arkansas market acquired from Southern Skies Corporation and Arkansas Skies Corporation ("Southern Skies Little Rock Acquisition") as of and for the year ended December 31, 1996, and the unaudited financial information as of March 31, 1997 and for the three month periods ended March 31, 1997 and 1996 follow.

                       KPMG Peat Marwick LLP Letterhead


                        INDEPENDENT AUDITORS' REPORT

The Boards of Directors
Southern Skies Corporation
Arkansas Skies Corporation:


We have audited the accompanying combined balance sheet of the Little Rock, Arkansas Radio Station Operations (KSSN and KMVK) of Southern Skies Corporation and Arkansas Skies Corporation Sold to Triathlon Broadcasting Company as of December 31, 1996, and the related combined statements of operations and radio station equity and cash flows for the year then ended. These combined financial statements are the responsibility of Southern Skies Corporation's and Arkansas Skies Corporation's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in note 1(a) to the combined financial statements, the Radio Stations had no separate legal status or existence and the accompanying combined financial statements exclude material assets, liabilities, and expenses, that would not be comparable to those future combined financial statements resulting from the radio station operations acquired.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Little Rock, Arkansas Radio Station Operations (KSSN and KMVK) of Southern Skies Corporation and Arkansas Skies Corporation Sold to Triathlon Broadcasting Company as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                  KPMG Peat Marwick LLP

Little Rock, Arkansas
April 7, 1997, except as
 to note 6, which is as
 of April 25, 1997

                     LITTLE ROCK, ARKANSAS RADIO STATION
                        OPERATIONS (KSSN AND KMVK) OF
                          SOUTHERN SKIES CORPORATION
                        AND ARKANSAS SKIES CORPORATION
                                   SOLD TO
                            TRIATHLON BROADCASTING
                                   COMPANY


                            Combined Balance Sheet

                              December 31, 1996


              Assets

Current assets:
 Cash                                                                 $  118,911
 Trade accounts, receivable, net of allowance for doubtful
  accounts of $58,373                                                    816,507
 Prepaid expenses and other current assets                                 1,806
                                                                      ----------
           Total current assets                                          937,224
                                                                      ----------

Property and equipment (note 2)                                        1,309,213
 Less accumulated depreciation                                         1,082,928
                                                                      ----------
           Net property and equipment                                    226,285
                                                                      ----------

Goodwill, net of accumulated amortization                              1,318,937
Other intangible assets, net of accumulated amortization (note 3)      1,436,947
Other assets                                                              13,395
                                                                      ----------
                                                                      $3,932,788
                                                                      ==========

               Liabilities and Radio Station Equity

Current liabilities:
 Accounts payable                                                        431,011
 Other accrued expenses and liabilities                                  262,923
                                                                      ----------
            Total current liabilities                                    693,934
                                                                      ----------

Radio station equity                                                   3,238,854

Commitments and contingencies (notes 5 and 6)
                                                                      ----------
                                                                      $3,932,788
                                                                      ==========


See accompanying notes to combined financial statements.

                     LITTLE ROCK, ARKANSAS RADIO STATION
                        OPERATIONS (KSSN AND KMVK) OF
                          SOUTHERN SKIES CORPORATION
                        AND ARKANSAS SKIES CORPORATION
                                   SOLD TO
                            TRIATHLON BROADCASTING
                                   COMPANY


                       Combined Statement of Operations
                           and Radio Station Equity

                              December 31, 1996

Gross revenues                                                      $ 4,651,852
Less commissions                                                        512,707
                                                                    -----------
  Net revenues                                                        4,139,145
                                                                    -----------

Expenses:
 Operating expenses                                                     815,400
 Selling expenses                                                     1,633,888
 General and administrative expenses                                    695,870
 Depreciation and amortization (notes 2 and 3)                          669,084
                                                                    -----------
                                                                      3,814,242
                                                                    -----------

  Excess of revenues over operating expenses                            324,903

Interest expense                                                        739,581
                                                                    -----------
  Net loss                                                             (414,678)

Radio station equity - beginning of year                              4,109,169
Distibutions (note 4)                                                  (455,637)
                                                                    -----------
Radio station equity - end of year                                  $ 3,238,854
                                                                    ===========


See accompanying notes to combined financial statements.

                     LITTLE ROCK, ARKANSAS RADIO STATION
                        OPERATIONS (KSSN AND KMVK) OF
                          SOUTHERN SKIES CORPORATION
                        AND ARKANSAS SKIES CORPORATION
                                   SOLD TO
                            TRIATHLON BROADCASTING
                                   COMPANY


                       Combined Statement of Cash Flows

                              December 31, 1996

Cash flows from operating activities:
 Net loss                                                             $(414,678)
 Adjustments to reconcile net loss to net cash provided
  by operating activities:
   Depreciation                                                          67,708
   Amortization of intangibles                                          601,376
   Changes in operating assets and liabilities:
    Accounts receivable                                                  27,301
    Prepaid expenses and other assets                                    (3,254)
    Accounts payable                                                     77,766
    Other accrued expenses and liabilities                              150,100
                                                                      ---------

     Net cash provided by operating activities                          506,319

Cash flows from investing activities - purchase of property
 and equipment                                                          (23,205)

Cash flows from financing acitivities - distributions                  (455,637)
                                                                      ---------

Net increase in cash                                                     27,477

Cash at beginning of year                                                91,434
                                                                      ---------
Cash at end of year                                                   $ 118,911
                                                                      =========




See accompanying notes to combined financial statements.

                    LITTLE ROCK, ARKANSAS RADIO STATION
                        OPERATIONS (KSSN AND KMVK) OF
                          SOUTHERN SKIES CORPORATION
                        AND ARKANSAS SKIES CORPORATION
                                   SOLD TO
                            TRIATHLON BROADCASTING
                                   COMPANY

                    Notes to Combined Financial Statements

                         Year ended December 31, 1996


(1) Summary of Significant Accounting Policies

    (a) Organization and Operations

        Southern Skies Corporation ("Southern Skies") and Arkansas Skies
          Corporation ("Arkansas Skies") (collectively, "Companies") own and operate radio broadcasting stations. Southern Skies owns and operates an FM station (KSSN) in Little Rock, Arkansas and an AM/FM station
          (KZSN) located in Wichita, Kansas. Arkansas Skies owns an FM station
          (KMVK) located in Benton, Arkansas. Southern Skies operates KMVK under a local marketing agreement dated September 3, 1993, with Arkansas Skies. Under this agreement, Southern Skies has agreed to provide all programming, accounting, financial and administrative functions to KMVK. Southern Skies is responsible for all expenses associated with the local marketing agreement and receives all revenue from the sale of advertising time. In return, fees are paid to Arkansas Skies as set forth in the agreement.

        Southern Skies is owned by one individual ("stockholder"). Arkansas
          Skies is owned 51% by the stockholder and 49% by the stockholder's spouse. Because of the common control and management aspects of the Companies, the accompanying financial statements are presented on a combined basis.

        The accompanying combined financial statements include the accounts of the Little Rock, Arkansas Radio Station Operations (KSSN and KMVK) of Southern Skies and Arkansas Skies ("the Radio Stations") sold to Triathlon Broadcasting Company ("Triathlon") pursuant to a sales agreement between Triathlon, Southern Skies and Arkansas Skies (note 6). The Radio Stations have no separate legal status or existence. These combined financial statements are presented as if the Radio Stations had existed as an entity separate from the Companies and include the historical assets, liabilities, revenues and expenses that are directly related to the Radio Stations' operations. These combined financial statements also include an allocation of the Companies' interest expense related to the debt incurred by the Companies in connection with the acquisition and operation of the Radio Stations.

        Certain intangible assets, long-term debt, notes payable to stockholders and accrued interest are not included in the accompanying combined balance sheet as these assets are not being purchased nor are the liabilities being assumed by Triathlon under the terms of the purchase agreement. Additionally, all expenses that are "non-operational" in nature, including but not limited to, amortization of certain intangible assets and certain corporate expenses, have been excluded from the accompanying combined financial statements.

                                                                 (Continued)

                    LITTLE ROCK, ARKANSAS RADIO STATION
                        OPERATIONS (KSSN AND KMVK) OF
                          SOUTHERN SKIES CORPORATION
                        AND ARKANSAS SKIES CORPORATION
                                   SOLD TO
                            TRIATHLON BROADCASTING
                                   COMPANY

                    Notes to Combined Financial Statements

        The financial information presented herein reflects the financial position, results of operations and cash flows of the Radio Stations and is not necessarily indicative of the financial position or results of operations had the Radio Stations actually operated as a separate stand-alone entity during the reporting period. The results of operations do not necessarily reflect any trends or future prospects for the Radio Stations as an independent entity.

        Radio station equity represents the cumulative earnings, which have not been distributed to Southern Skies or Arkansas Skies, of the radio stations adjusted for all non-operational activities.

(b)     Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c)     Property and Equipment

        Property and equipment are recorded at cost. Depreciation is computed by the straight-line method based on the estimated useful lives of the respective assets. Leasehold improvements are amortized over the lesser of the estimated useful lives of the assets or the lease term (note 2).

(d)     Goodwill and Other Intangible Assets

        The cost of acquired radio stations is allocated first to identifiable assets and liabilities based on estimated fair market values. The excess of cost over identifiable assets and liabilities is recorded as goodwill and amortized on a straight-line basis over a period of 40 years. Accumulated amortization of goodwill approximated $351,500 at December 31, 1996. Costs allocated to identifiable intangible assets are amortized over the remaining estimated useful lives of the assets as determined by underlying contract terms, independent appraisals or asset lives for existing assets (note 3).

                                                                 (Continued)

                    LITTLE ROCK, ARKANSAS RADIO STATION
                        OPERATIONS (KSSN AND KMVK) OF
                          SOUTHERN SKIES CORPORATION
                        AND ARKANSAS SKIES CORPORATION
                                   SOLD TO
                            TRIATHLON BROADCASTING
                                   COMPANY

                    Notes to Combined Financial Statements

        The Radio Stations continually assesses the recoverability of goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired radio stations. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting Southern Skies' average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated operating cash flows are not achieved. At this time, the Radio Stations believe that no significant impairment of goodwill has occurred and that no reduction of the estimated useful lives is warranted.

(e)     Income Taxes

        The Companies operate as Subchapter S corporations for income tax purposes. Income tax benefits have not been provided in the accompanying financial statements as the results of operations are reported to the Companies' stockholders for inclusion in their individual tax returns.

(f)     Revenues and Accounts Receivable

        Revenues are primarily derived from local, regional and national advertising and network compensation. Advertising revenues are recognized upon the airing of commercials, while network revenues are recognized monthly as earned. Revenues are presented net of advertising agency and national sales representatives' commissions.

        Financial instruments which potentially subject the Radio Stations to concentrations of credit risk consist primarily of trade receivables. All of the Radio Stations' receivables are from a large number of customers located primarily in Central Arkansas. Accordingly, the Radio Stations' credit risk is affected by general economic conditions in this area.

(g)     Barter Transactions

        The Radio Stations exchange unsold advertising time for products and services. These transactions are reported at the estimated fair market value of the product or service received. Barter revenues are recorded when the commercials are broadcast and barter expenses are recorded when merchandise or services are used. If merchandise or services are received prior to the broadcast of a commercial, a liability is recorded. Likewise, a receivable is recorded if a commercial is broadcast before the goods or services are received.

                                                                 (Continued)

                    LITTLE ROCK, ARKANSAS RADIO STATION
                        OPERATIONS (KSSN AND KMVK) OF
                          SOUTHERN SKIES CORPORATION
                        AND ARKANSAS SKIES CORPORATION
                                   SOLD TO
                            TRIATHLON BROADCASTING
                                   COMPANY

                    Notes to Combined Financial Statements


        The statement of operations and radio station equity includes barter revenues of $799,000 and barter expenses of $770,000 for the year ended December 31, 1996.

(h)     Advertising Costs

        All advertising costs are expensed as incurred.

(i)     Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

        The Radio Stations adopted the provisions of SFAS No. 121, "ACCOUNTING
	  FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF," on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell. Adoption of this Statement did not have a material impact on the Radio Stations' combined financial position, results of operations, or liquidity.

(j)     Fair Value of Financial Instruments

        FASB Statement No. 107, "DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL
	  INSTRUMENTS," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying value of cash, trade accounts receivable and accounts payable approximates fair value because of the short maturity of those instruments.

(k)     Interest Expense

        Interest expense allocated to the Radio Stations has been determined by applying the ratio of the Radio Stations' average assets to total average assets of the Companies to total interest expense incurred by the Companies during 1996, as management considers this allocation method to be reasonable for the operation of the Radio Stations.

                                                                 (Continued)

                    LITTLE ROCK, ARKANSAS RADIO STATION
                        OPERATIONS (KSSN AND KMVK) OF
                          SOUTHERN SKIES CORPORATION
                        AND ARKANSAS SKIES CORPORATION
                                   SOLD TO
                            TRIATHLON BROADCASTING
                                   COMPANY

                    Notes to Combined Financial Statements


(2)     Property and Equipment

        A summary of property and equipment at December 31, 1996 follows:


                                                  Life in years
                                                  -------------

           Building and leasehold improvements       20 - 31.5     $  165,478
           Equipment and furnishings                  2 - 7         1,143,735
                                                                    ---------
                                                                   $1,309,213
                                                                    =========

(3)     Other Intangible Assets

        A summary of other intangible assets at December 31, 1996 and their amortization period follows:

                                                    Amortization
                                                  period in years
                                                  ---------------
          Favorable lease                            14 - 28       $1,000,000
          FCC license                                  10           3,196,300
                                                                    ---------
                                                                    4,196,300
          Less accumulated amortization                             2,759,353
                                                                    ---------
                                                                   $1,436,947
                                                                    =========

(4)    Related Party Transactions

       Periodically, the Radio Stations receive available funds from or pay expenses on behalf of their sister radio station, KZSN, or on behalf of Southern Skies or Arkansas Skies. Such amounts are reflected as distributions in the accompanying statement of operations and radio station equity.

(5)    Commitments

       At December 31, 1996, all of the assets of the Radio Stations were pledged as collateral on certain debt incurred by Southern Skies and Arkansas Skies. For the year ended December 31, 1996, Southern Skies was not in compliance with certain financial covenants of the debt agreements and is in default under the debt agreements. Although the lender has a right to call the debt at any time as a result of the default, it has not indicated any intention to do so. Management of the Companies expect to get waivers from the lender as a result of the purchase agreement discussed in note 6.


                                                                 (Continued)

                    LITTLE ROCK, ARKANSAS RADIO STATION
                        OPERATIONS (KSSN AND KMVK) OF
                          SOUTHERN SKIES CORPORATION
                        AND ARKANSAS SKIES CORPORATION
                                   SOLD TO
                            TRIATHLON BROADCASTING
                                   COMPANY

                     Notes to Combined Financial Statements

(6)     Subsequent Event

        On February 8, 1996, as amended on November 26, 1996, the Companies agreed in principle to sell virtually all the assets of their radio station operations to Triathlon for $23,117,000 (consisting of cash of $22,617,000 and common stock of Triathlon having a quoted market value of approximately $500,000), including, but not limited to, all property, equipment, and FCC licenses for the operation of KSSN, KZSN, and KMVK. On January 9, 1997, the sale of KZSN was consummated and on April 25, 1997, the sale of KSSN and KMVK was consummated whereby Triathlon now owns and operates all of the radio station operations of the Companies.

                    LITTLE ROCK, ARKANSAS RADIO STATION
                        OPERATIONS (KSSN AND KMVK) OF
                          SOUTHERN SKIES CORPORATION
                        AND ARKANSAS SKIES CORPORATION
                                   SOLD TO
                            TRIATHLON BROADCASTING
                                   COMPANY


                            Combined Balance Sheet
                                (unaudited)

                               March 31, 1997

          ASSETS

Current assets                       $    758,830

Property and equipment, net               214,738
Intangible assets, net                  2,631,466

Other assets                               63,606
                                     ------------
                                     $  3,668,640
                                     ============

     LIABILITIES & RADIO STATIONS'
	    EQUITY

Current liabilities                  $    211,419
Long term liabilities                     722,500

Radio stations' equity:
 Balance at December 31, 1996           3,238,854
 Net loss                                (113,953)
 Distributions                           (390,180)
                                     ------------
                                        2,734,721
                                     ------------
                                     $  3,668,640
                                     ============


             See notes to combined financial statements

                    LITTLE ROCK, ARKANSAS RADIO STATION
                        OPERATIONS (KSSN AND KMVK) OF
                          SOUTHERN SKIES CORPORATION
                        AND ARKANSAS SKIES CORPORATION
                                   SOLD TO
                            TRIATHLON BROADCASTING
                                   COMPANY


                      Combined Statements of Operations
                                (unaudited)

                                                    3 Months Ended
                                                       March 31,
                                                  1997          1996
                                                  ----          ----

Net revenue                                   $  809,891      $  690,513
Station operating expenses                       633,182         694,527
Depreciation and amortization                    131,234         177,935
                                              ----------      ----------
Operating income (loss)                           45,475        (181,949)
Interest expense                                (160,051)       (309,936)
Other income                                         623             891
                                              ----------      ----------
Net loss                                      $ (113,953)     $ (490,994)
                                              ==========      ==========




             See notes to combined financial statements

                    LITTLE ROCK, ARKANSAS RADIO STATION
                        OPERATIONS (KSSN AND KMVK) OF
                          SOUTHERN SKIES CORPORATION
                        AND ARKANSAS SKIES CORPORATION
                                   SOLD TO
                        TRIATHLON BROADCASTING COMPANY


                       Combined Statements of Cash Flows
                                (Unaudited)

                                                                  3 months
                                                                  March 31,
                                                             1997          1996
                                                             ----          ----
Net cash provided by operating activities                 $  341,387    $  293,311

Net cash used by investing activities-
  Plant & Equipment                                           (3,479)

Net cash used in financing activities-Distributions         (390,180)     (302,464)
                                                          ----------    ----------

Net decrease in cash                                         (52,272)       (9,153)

Cash at beginning of period                                  118,911        24,257
                                                          ----------   -----------

Cash at end of period                                     $   66,639    $   15,104
                                                          ==========    ===========

             See notes to combined financial statements

                      LITTLE ROCK, ARKANSAS RADIO STATION
                         OPERATIONS (KSSN AND KMVK) OF
                        SOUTHERN SKIES CORPORATION AND
                          ARKANSAS SKIES CORPORATION
                                    SOLD TO
                        TRIATHLON BROADCASTING COMPANY


              NOTES TO COMBINED FINANCIAL STATEMENTS -- UNAUDITED

1. NATURE OF BUSINESS AND ORGANIZATION

     Southern Skies Corporation ("Southern Skies") and Arkansas Skies Corporation ("Arkansas Skies") (collectively, "Companies") own and operate radio broadcasting stations. Southern Skies owns and operates an FM radio station (KSSN) in Little Rock, Arkansas. Arkansas Skies owns and operates an FM radio station (KMVK) in Benton, Arkansas. Southern Skies operates KMVK under a local marketing agreement with Arkansas Skies whereby Southern Skies has agreed to provide all programming, accounting, financial and administrative functions to KMVK.

     The accompanying combined financial statements include the combined financial position, results of operations and cash flows of KSSN and KMVK (collectively, "Stations") after eliminating all significant interdivisional accounts and transactions between the stations; as they are under common control and subject to the sale described below.

     On January 9, 1997 and April 25, 1997, respectively, Triathlon Broadcasting Company ("Triathlon") purchased radio stations KZSN-FM and KZSN-AM, both operating in the Wichita, Kansas market, and the Stations, from the Companies for an aggregate purchase price of $22.6 million, 46,189 shares of Triathlon's Class A Common Stock and will pay $750,000 pursuant to a non-competition agreement with one of the principals of Southern Skies.

2. BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included, except that certain intangible assets, long-term debt, notes payable to stockholders and accrued interest are not included in the accompanying combined balance sheet as these assets were not purchased nor were liabilities assumed by Triathlon under the terms of the asset purchase agreement between the Companies and Triathlon (see Note 1). Operating results for an interim period are not necessarily indicative of the results that may be expected for a full year.

(b) Pro Forma Financial Information

The unaudited pro forma financial information of Triathlon Broadcasting Company ("Company") for the year ended December 31, 1996 and as of and for the three months ended March 31, 1997 follows:

                        TRIATHLON BROADCASTING COMPANY
               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)

The Pro Forma Condensed Combined Balance Sheet as of March 31, 1997 is presented as if, at such a date, the Company had completed the acquisitions of radio stations KSSN - (FM) and KMVK - (FM) (the "Southern Skies Little Rock Acquisition") and KOLL - (FM) (the "KOLL Acquisition"), received proceeds from additional borrowings under the Company's credit facility with AT&T Commercial Finance Corporation (the "Credit Facility"), and received proceeds from the subsequent sale of KSSN - (FM), KMVK - (FM) and KOLL - (FM) (the "Little Rock Disposition").

The Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and for the three months ended March 31, 1997 gives effect to the following transactions as if they had occurred as of January 1, 1996: (i) the acquisitions of KTGL - (FM) and KZKX - (FM) (the "Lincoln Acquisition"), KIBZ - (FM), KKNB - (FM) and KHAT-AM (the "Rock Steady Acquisition"), KTNP -
(FM) (formerly KRRK - (FM)) (the "93.3, Inc. Acquisition"), KXKT - (FM) (the "Valley Acquisition"), KALE-AM and KIOK - (FM) (the "Sterling Acquisition"), KISC - (FM), KNFR - (FM) and KAQQ-AM (the "Silverado Acquisition"), KVOR-AM, KSPZ - (FM), KTWK-AM, KVUU - (FM), KEYF - (AM), KEYF (FM), KEYN - (FM), KUDY-AM, KKZX - (FM), KEGX - (FM) and KTCR-AM (the "Pourtales Acquisition"), KZSN - (FM) and KZSN-AM (the "Southern Skies Wichita Acquisition" and together with the Southern Skies Little Rock Acquisition, the "Southern Skies Acquisition"); (ii) the Little Rock Disposition; and (iii) the financing and other costs of the acquisitions.

No adjustments have been made to the Pro Forma Condensed Combined Statements of Operations to reflect the Southern Skies Little Rock Acquisition since the related stations are subject to the Little Rock Disposition. The Company has been operating KOLL - (FM) under a local marketing agreement since March 15, 1996, therefore the Pro Forma Condensed Combined Statements of Operations eliminate such operations which are subject to the Little Rock Disposition.

The above acquisitions have been accounted for using the purchase method of accounting. The total cost of each acquisition has been allocated to the tangible and intangible assets of the stations acquired and liabilities assumed based on their respective fair values. The allocations of the purchase price assumed in the pro forma financial statements are preliminary. The Company does not expect that the final allocations will materially differ from the preliminary allocations. The Southern Skies Little Rock Acquisition which closed on April 25, 1997 was the subject of an agreement, as amended, dated November 26, 1996 which also included the acquisition of two radio stations in Wichita, Kansas which closed in January 1997. See Note 2 to the Pro Forma Condensed Combined Balance Sheet for reallocation of amounts recorded by the Company for the Southern Skies Wichita Acquisition.

In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. These Pro Forma Condensed Combined Financial Statements have been prepared utilizing, and should be read in conjunction with (i) the Company's Consolidated Financial Statements as of and for the year ended December 31, 1996 (including in the Company's Transition Report on Form 10KSB); (ii) the Company's Condensed Consolidated Financial Statements as of and for the three months ended March 31, 1997 (included in the Company's Form 10QSB; and (iii) the historical financial statements of the sellers of the Lincoln Acquisition (consisting of KZKX - (FM), Inc., KTGL Corporation, KZKX and KTGL, divisions of Pourtales Radio Partnership), the Rock Steady Acquisition (consisting of Rock Steady, Inc.), the 93.3, Inc. Acquisition (consisting of 93.3, Inc.), the Valley Acquisition (consisting of Valley Broadcasting, Inc.), the Sterling Acquisition (consisting of KALE/KIOK Radio Station, a unit of Sterling Realty Organization), the Silverado Acquisition (consisting of KAQQ-AM, KISC - (FM) and KNFR - (FM), divisions of Silverado Broadcasting Company, Inc.), the Pourtales Acquisition (consisting of Springs Radio, Inc., KVUU/KSSS, Inc., KOTY - (FM), Inc., KEYF Corporation, Fourth Street Broadcasting, Inc., and KTCR/KEGX, KEYF, KUDY/KKZX and KEYN, divisions of Pourtales Radio Partnership), the KOLL Acquisition (consisting of KOLL - (FM), a division of Southern Starr Broadcasting Group, Inc. and
KOLL - (FM), a division of Southern Starr of Arkansas, Inc.) and the Southern Skies Acquisition (consisting of Southern Skies Corporation and Arkansas Skies Corporation) all included, as applicable, in the Prospectus, dated March 4, 1996, and Item 7(a) included elsewhere herein. The pro forma information does not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results if the aforementioned transactions are completed.

Each of the sellers of the acquired radio stations has its own historical financial and operating structures and may include or exclude items which may affect the comparability of certain items. Management believes that the pro forma results are a better indicator of the Company's performance in that pro forma numbers reflect the proposed capital structure and acquisition prices.

                       TRIATHLON BROADCASTING COMPANY
                 PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             (UNAUDITED)
                            MARCH 31, 1997

                                  TRIATHLON
                                 BROADCASTING     PRO FORMA        PRO FORMA
                                   COMPANY       ADJUSTMENTS       COMBINED
                               -------------- ---------------   -------------
                                 (HISTORICAL)
ASSETS                           $  7,608,000   $  9,000,000 (1)  $ 9,785,841
Current assets                                    (6,822,159)(2)


Property and equipment, net         7,737,000                       7,737,000
Intangible assets, net             76,566,000     (2,516,111)(2)   74,049,889

Assets held for sale                              20,000,000 (2)           --
                                                 (20,000,000)(2)

Other assets                       13,807,000    (10,480,839)(2)    3,326,161
                               -------------- ---------------   -------------
                                 $105,718,000   $(10,819,109)     $94,898,891
                               ============== ===============   =============

LIABILITIES & STOCKHOLDERS'
 EQUITY
Current liabilities              $  4,660,000   $   (447,005)(2)  $ 4,212,995
Long term liabilities              30,358,000      9,000,000 (1)   19,358,000
                                                 (20,000,000)(3)

Non-compete payable                   300,000        375,000 (2)      675,000
Deferred taxes                      7,630,000                       7,630,000
Deferred compensation                  96,000                          96,000
Stockholder's equity               62,674,000        252,896 (2)   62,926,896
                               -------------- ---------------   -------------
                                 $105,718,000   $(10,819,109)     $94,898,891
                               ============== ===============   =============

                           TRIATHLON BROADCASTING COMPANY
                PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                   (UNAUDITED)


                                            TRIATHLON         SOUTHERN         LITTLE
                                           BROADCASTING     SKIES WICHITA        ROCK           PRO FORMA
                                             COMPANY         ACQUISITION    DISPOSITION         COMBINED
                                         --------------   ---------------   -----------     --------------
                                           (HISTORICAL)          (5)             (6)
Net revenue                                $ 5,660,780         $46,397        $224,321        $ 5,482,856
Station operating expenses                   4,406,149          34,698         208,556          4,232,291
Depreciation and amortization                  751,671              --             274            751,397
Corporate expenses                             490,400              --              --            490,400
Deferred compensation                          100,464              --              --            100,464
                                         --------------   ---------------   -----------     --------------
Operating (loss) income                        (87,904)         11,699          15,491            (91,696)
Interest expense                              (764,123)             --         (87,304)          (676,819)
Other income                                   194,623              --              --            194,623
                                         --------------   ---------------   -----------     --------------
Net (loss) income                             (657,404)        $11,699        $(71,813)          (573,892)
                                                          ===============   ===========
Preferred stock dividend requirement        (1,376,824)                                        (1,376,824)
                                         --------------                                     --------------
Net loss to common shares                  $(2,034,228)                                       $(1,950,716)
                                         ==============                                     ==============
Net loss per common share                  $     (0.42)                                       $     (0.40)
                                         ==============                                     ==============
Weighted average common shares
 outstanding                                 4,861,568                                (13)      4,887,789

                         TRIATHLON BROADCASTING COMPANY
               PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)

                                                ACQUISITIONS
                                                  COMPLETED
                                  TRIATHLON    DURING THE YEAR    SOUTHERN       LITTLE
                                 BROADCASTING  ENDED DECEMBER   SKIES WICHITA     ROCK        PRO FORMA         PRO FORMA
                                   COMPANY        31, 1996       ACQUISITION  DISPOSITION    ADJUSTMENTS         COMBINED
                               -------------- --------------- --------------- -----------  ---------------    --------------
                                 (HISTORICAL)        (4)             (5)          (6)
Net revenue                      $18,963,101     $ 3,434,842     $2,687,337     $797,284    $  (296,221)(11)  $23,991,775
Station operating expenses        13,678,117       3,087,384      1,889,942      623,456       (296,221)(11)   17,735,766
Depreciation and amortization      1,426,759         875,367         69,515          273        481,452 (7)     2,852,820
Corporate expenses                 1,719,283         448,571             --           --       (367,854)(8)     1,800,000
Deferred compensation                365,992              --             --           --                          365,992
DOJ information costs                300,000              --             --           --             --           300,000
                               -------------- --------------- --------------- ---------- ---------------    --------------
Operating income (loss)            1,472,950        (976,480)       727,880      173,555       (113,598)          937,197
Interest expense                  (2,581,423)       (188,938)      (348,326)          --       (598,869)(9)    (3,717,556)
Other income (expense)               669,637        (635,633)      (486,829)          --      1,108,484 (10)      655,659
                               -------------- --------------- --------------- ---------- ---------------    --------------
Income (loss) before
 extraordinary item                 (438,836)    $(1,801,051)    $ (107,275)    $173,555    $   396,017        (2,124,700)
                                              =============== =============== ========== ===============
requirement                       (4,414,523)                                                           (12)   (5,507,296)
                               --------------                                                               --------------
Net loss before extraordinary
 item applicable to common
 shares                          $(4,853,359)                                                                 $(7,631,996)
                               ==============                                                               ==============
Net loss before extraordinary
 item per common share           $     (0.97)                                                                 $     (1.56)
                                 ============                                                                 ============
Weighted average common shares
 outstanding                       4,841,600                                                            (13)    4,887,789

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

BALANCE SHEET ADJUSTMENTS

(1) To reflect the proceeds for additional borrowings under the Credit
Facility.

(2) To reflect the purchase price of approximately $20 million for the radio stations subject to the Southern Skies Little Rock Acquisition and KOLL Acquisition. The aggregate purchase price includes fees and expenses of $652,865, including fees to The Sillerman Companies of $239,500. Consideration for the radio stations included the issuance of 23,725 shares of the Company's Class A Common Stock and a note for $375,000 payable over five years. Deposits and advances to one of the sellers aggregating $10,112,500 were also applied against the amounts due at closing. The Company has also reallocated a portion of amounts previously recorded in connection with Southern Skies Wichita Acquisition to the purchase price of Southern Skies Acquisition to the purchase price of Southern Skies Little Rock, in accordance with generally accepted accounting principles, to reflect the subsequent sales price of the radio station so that no gain or loss will be recognized in connection with the disposition of this part of the Southern Skies Acquisition.

(3) To reflect proceeds to be received from Little Rock Disposition, which will be applied to amounts outstanding under the Credit Facility.

STATEMENT OF OPERATIONS ADJUSTMENTS

(4) Includes the historical results of operations for stations acquired by the Company during the year ended December 31, 1996, for periods prior to their acquisition, as follows:

                               LINCOLN      ROCK STEADY     93.3 INC.       VALLEY
                            ACQUISITION(A) ACQUISITION(B) ACQUISITION(C) ACQUISITION(C)
                            -------------- -------------- -------------- --------------
Net revenue ...............    $151,856       $353,297      $150,460       $338,119
Station operating
 expenses..................     109,942        330,054       125,311        212,794
Depreciation and
 amortization .............      39,556         47,963        28,704         50,366
Corporate expenses ........          --             --            --             --
                           -------------- -------------- ------------- --------------
Operating income (loss)  ..       2,358        (24,720)       (3,555)        74,959
Interest income ...........
Interest expense ..........        (489)       (60,919)           --             --
Other income (expense)  ...     (17,806)         2,593            --             --
                           -------------- -------------- ------------- --------------
Net income (loss) .........    $(15,937)      $(83,046)     $ (3,555)      $ 74,959
                           ============== ============== ============= ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                               STERLING      SILVERADO      POURTALES
                            ACQUISITION(D) ACQUISITION(E)  ACQUISITION
                            -------------- --------------  -----------
Net revenue ...............   $117,530      $ 433,825    $ 1,889,755
Station operating
 expenses..................    203,345        424,221      1,681,716
Depreciation and
 amortization .............     11,007        119,379        578,393
Corporate expenses ........         --             --        448,571
                           ------------- ------------- -------------
Operating income (loss)  ..    (96,822)      (109,775)      (818,925)
Interest income ...........
Interest expense ..........         --             --       (127,530)
Other income (expense)  ...         --          1,245       (621,665)
                           ------------- ------------- -------------
Net income (loss) .........   $(96,822)     $(108,530)   $(1,568,120)
                           ============= ============= =============

------------
(a)    For the period from January 1, 1996 through January 23, 1996.
(b)    For the period from January 1, 1996 through June 12, 1996.
(c)    For the period from January 1, 1996 through April 9, 1996.
(d)    For the period from January 1, 1996 through April 18, 1996.
(e)    For the period from January 1, 1996 through February 29, 1996.
(f)    For the period from January 1, 1996 through November 21, 1996.

(5) Represents the historical results of operations for stations acquired by the Company on January 9, 1997 pursuant to the Southern Skies Wichita Acquisition, for periods prior to their acquisition.

(6) Represents elimination of the historical results of operations of KOLL--(FM) which the Company has been operating under a local marketing agreement since March 15, 1996. This station will be sold in connection with the Little Rock Disposition.

 (7) To reflect the incremental additional amortization expense relating to the acquisitions based on the preliminary purchase price allocations. The actual depreciation and amortization expense may change upon final determination of the fair value of the net assets acquired.
 (8) To adjust corporate expenses to reflect the incremental additional corporate office costs for a larger station for an entire year, offset by the elimination of expenses of the acquired stations not expected to be incurred by the Company.
 (9) To adjust interest expense to reflect outstanding borrowings for entire period. Proceeds from the Little Rock Disposition will be used to reduce debt, and therefore, interest expense has been adjusted accordingly.
(10) To eliminate non-operating expenses that are not expected to be incurred by the Company.
(11)    To adjust for JSA/LMA fees.
(12) To reflect the full year dividend requirement for the Company's preferred stock.
(13) To reflect the weighted average number of common stock outstanding for a full year.

EXHIBITS

  23.    Consent of KPMG Peat Marwick LLP



                              SIGNATURES

	Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                             TRIATHLON BROADCASTING COMPANY

July 11, 1997                                By: /s/ Jan E. Chason
                                                ------------------------------
                                             Name:  Jan E. Chason
                                             Title: Chief Financial Officer
                                                    and Treasurer